Exhibit 10.28

INDEMNIFICATION AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of the        day of                   , 2013, by and between Textura Corporation, a Delaware corporation (the “Company”), and                                (“Indemnitee”).

WHEREAS, it is in the best interests of the Company to retain and attract as directors and officers the most competent persons available;

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or officers unless they are provided with adequate protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company as a [director][officer] thereof and to provide increased certainty to Indemnitee of substantial protection against personal liability, the Board has determined that it is reasonable, prudent and in the best interests of the Company for the Company to obligate itself contractually to indemnify Indemnitee and advance expenses to Indemnitee to the fullest extent permitted by applicable law; and

WHEREAS, Indemnitee is willing to continue to serve the Company on the condition that Indemnitee receive the rights and benefits set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and for certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.  Definitions.  For purposes of this Agreement:

(a)  “Act” means the Delaware General Corporation Law, as amended from time to time.

(b)  “Change of Control” means any one or more of the following: (i) the accumulation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of greater than fifty percent (50%) of the shares of the then outstanding common stock of the Company, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent public company, except a merger which results in the Company becoming a direct or indirect wholly-owned subsidiary of another entity, and the holders of the equity of the parent entity immediately after the merger are substantially the same as the holders of the common equity of the Company immediately prior to the merger, (iii) a sale of all or substantially all of the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) a change in the composition of the Board, not previously endorsed by the Board existing as of the date of this Agreement or the directors’ endorsed successors, as a result of which fewer than a majority of the directors are Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (i) any acquisitions of common stock or securities convertible into common stock directly from the Company, or (ii) any acquisition of common stock or securities convertible into common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company.

(c)  “Disinterested Director” means a director of the Company who is not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)  “Expenses” includes attorneys’ fees and all other costs, retainers, filing fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, excise taxes, printing and binding costs, telephone charges, postage, delivery service fees, disbursements and expenses of any nature whatsoever paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(e)  “Incumbent Directors” are directors who either (i) are directors of the Company as of the date of this Agreement, or (ii) are nominated for election to the Board by the Nominating and Corporate Governance Committee of the Board and endorsed by the Board existing as of the date of this Agreement or the directors’ endorsed successors.

(f)   “Indemnitee’s Corporate Status” means the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving at the request of the Company. References in this Agreement to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; and references in this Agreement to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan.

(g)  “Independent Counsel” means a law firm, or an attorney, selected in accordance with the provisions of Section 7(c) hereof, who is experienced in matters of corporate law and shall not have otherwise performed services for the Company or Indemnitee or any other party to the Proceeding giving rise to a claim for indemnification hereunder in the last five years.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement or who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

(h)  “Proceeding” includes any claim, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

Section 2.  Indemnification - General.  The Company shall indemnify and advance Expenses to Indemnitee as provided in this Agreement and shall indemnify and advance Expenses to Indemnitee as to matters arising from Indemnitee’s Corporate Status to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. To the extent permitted by law, if the Act (whether by statute or judicial decision) permits greater indemnity than the indemnity set forth herein, or if any amendment is made to the Act expanding the indemnity permissible under Delaware law, the indemnity obligations contained herein automatically shall be expanded, without the necessity of action on the part of any party, to the extent necessary to provide to Indemnitee the fullest indemnity permissible under Delaware law.

Section 3.  Proceedings Other Than Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in the event that Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (other than a Proceeding by or in the right of the Company) by reason of Indemnitee’s Corporate Status, against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.  With respect to Proceedings relating to employee benefit plans of the Company, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of such employee benefit plan, Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company.

Section 4.  Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in the event that Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

Section 5.  Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines and amounts paid in settlement in connection with a Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee is successful on the merits or otherwise in any Proceeding referred to in Section 3 or Section 4 hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith, without the necessity of any further authorization.

Section 6.  Advancement of Expenses.  The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding referred to in Section 3 or Section 4 hereof within twenty (20) days after the receipt by the Company of a written statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay all Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company against such Expenses.

Section 7.  Procedure for Determination of Entitlement to Indemnification.  (a)  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)  Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case such determination shall be made by the person or persons or in the manner provided for in clauses (ii) or (iii) of this Section 7(b)) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, by one of the following (as determined by a majority vote of Disinterested Directors, provided that if there are no Disinterested Directors, alternative (C) shall apply): (A) by a majority vote of Disinterested Directors, even though less than a quorum or (B) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum or (C) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) by the stockholders of the Company; or (iii) as provided in Section 8(b) hereof; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) days after such determination. Indemnitee shall cooperate with the persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such persons upon reasonable advance request any documentation or information which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies Indemnitee against such Expenses.

(c)  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected as provided in this Section 7(c).  If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a)(iii) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 8.  Presumptions and Effect of Certain Proceedings.  (a)  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) hereof, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any persons of any determination contrary to that presumption.

(b)  If the persons empowered or selected under Section 7 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such ninety (90) day period may be extended for a  reasonable time, not to exceed an additional thirty (30) days, if the persons making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) hereof and if (A) within thirty (30) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within thirty (30) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof.

(c)  It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that Indemnitee has not met the standards of conduct that make it permissible under the Act for the Company to indemnify Indemnitee for the amount claimed.  Neither the failure of the persons empowered or selected under Section 7 hereof to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the persons empowered or selected under Section 7 hereof that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(d)  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e)  For purposes of any determination under this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action is based on good faith reliance on the records or books of account of the Company or another enterprise, or on information supplied to Indemnitee by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise.  The term “another enterprise” shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 8(e) shall not be deemed to be exclusive or to limit in any way the circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

Section 9.  Remedies of Indemnitee.  (a)  In the event that (i) a determination is made pursuant to Section 7 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 hereof, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification or (iv) payment of indemnification is not made within twenty (20) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 or Section 8 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, determining whether Indemnitee is entitled to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)  In the event that a determination shall have been made pursuant to Section 7 hereof that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving that on the merits Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)  If a determination shall have been made or deemed to have been made pursuant to Section 7 or Section 8 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)  In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, but only if Indemnitee prevails therein.  If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement or Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 10. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.  (a)  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of the rights of Indemnitee under any Article or section of the Certificate of Incorporation of the Company (as it may be amended or restated from time to time) or any other rights to which Indemnitee may at any time be entitled under applicable law, the Bylaws of the Company, any agreement, any policy of insurance, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or termination of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or termination.

(b)  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 11.  Duration of Agreement.  This Agreement shall continue in effect and shall survive the termination of Indemnitee’s Corporate Status.  This Agreement shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators and personal and legal representatives.

Section 12.  Severability.  If any provision (including any provision within a single section, paragraph or sentence) of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

Section 13.  Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provision of this Agreement, except as provided in Section 9(e) hereof, prior to a Change of Control Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement with respect to any Proceeding, or any claim, issue or matter therein, initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of the Proceeding.

Section 14.  Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 15.  Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 16.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 17.  Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 18.  Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and received by the party to whom said notice or other communication shall have been directed, upon such delivery and receipt, (ii) sent by facsimile or other wire transmission (receipt confirmed), on the date of transmission or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)                                 If to Indemnitee, to:

[INSERT NAME]

Textura Corporation

1405 Lake Cook Road

Deerfield, Illinois 60015

Facsimile:

(b)                                 If to the Company, to:

Textura Corporation

1405 Lake Cook Road

Deerfield, Illinois 60015

Attn:  Office of the Secretary

Facsimile:

or such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 19.  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TEXTURA CORPORATION

By
Name:
Title:

INDEMNITEE

[INSERT NAME]